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                                                 SEC REGISTRATION NO. 333-127355
                                                FILED PURSUANT TO RULE 424(B)(3)


[THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:


SUPPLEMENTAL INFORMATION - The Prospectus of Atlas America Public #15-2005 Program consists of this sticker and the Prospectus dated October 27, 2005.]




                      ATLAS AMERICA PUBLIC #15-2005 PROGRAM

                                SUPPLEMENT NO. 1
                              DATED MARCH 29, 2006
                    TO THE PROSPECTUS DATED OCTOBER 27, 2005
                    OF ATLAS AMERICA PUBLIC #15-2005 PROGRAM

         This Supplement No. 1 supplements, modifies or supersedes certain information contained in the prospectus of Atlas America Public #15-2005 Program dated October 27, 2005, and must be read in conjunction with such prospectus.

         The purpose of this Supplement No. 1 is to obtain an SEC Registration Number for Atlas America Public #15-2005(A) L.P. so that it can make its required filings under Section 15(d) of the Securities Exchange Act of 1934. Atlas America Public #15-2005(A) L.P. is the first partnership in a series of up to four limited partnerships in the Atlas America Public #15-2004 Program. Atlas America Public #15-2005(A) L.P. terminated on December 31, 2005 with subscriptions of $52,245,720.